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                                                                   EXHIBIT 2.01

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                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF DECEMBER 10, 1998

                                      AMONG

                                NIKU CORPORATION,

                             NIKU ACQUISITION CORP.,

                          ALYANZA SOFTWARE CORPORATION

                                       AND

                        FELIPE LLOREDA, AS AN INDIVIDUAL

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ARTICLE I - THE MERGER...................................................................  1

        Section 1.1   Effective Time of the Merge........................................  1

        Section 1.2   Closing............................................................  2

        Section 1.3   Effects of the Merger..............................................  2

        Section 1.4   Directors and Officers.............................................  2


ARTICLE II - CONVERSIONS OF SECURITIES AND OTHER CONSIDERATION...........................  2

        Section 2.1   Conversion of Capital Stock........................................  2

        Section 2.2   Payment Terms......................................................  4

        Section 2.3   Escrow Agreement...................................................  4

        Section 2.4   Dissenting Shares..................................................  4

        Section 2.5   Exchange of Certificates...........................................  5

        Section 2.6   Distributions with Respect to Unexchanged Shares...................  6

        Section 2.7   Tax Consequences...................................................  6


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ALYANZA AND FELIPE LLOREDA...............  6

        Section 3.1   Organization of Alyanza............................................  7

        Section 3.2   Alyanza Capital Structure..........................................  7

        Section 3.3   Authority; No Conflict; Required Filings and Consents..............  8

        Section 3.4   Financial Statements; Absence of Undisclosed Liabilities...........  9

        Section 3.5   Tax Matters........................................................  9

        Section 3.6   Absence of Certain Changes or Events............................... 11

        Section 3.7   Title and Related Matters.......................................... 13

        Section 3.8   Proprietary Rights................................................. 13

        Section 3.9   Employee Benefit Plans............................................. 15

        Section 3.10  Bank Accounts...................................................... 17

        Section 3.11  Contracts.......................................................... 17

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                          TABLE OF CONTENTS (CONTINUED)

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        Section 3.12  Orders, Commitments and Returns.................................... 18

        Section 3.13  Compliance With Law................................................ 19

        Section 3.14  Labor Difficulties; No Discrimination.............................. 19

        Section 3.15  Trade Regulation................................................... 19

        Section 3.16  Insider Transactions............................................... 20

        Section 3.17  Employees, Independent Contractors and Consultants................. 20

        Section 3.18  Insurance.......................................................... 20

        Section 3.19  Accounts Receivable................................................ 20

        Section 3.20  Inventory.......................................................... 21

        Section 3.21  Product Warranty................................................... 21

        Section 3.22  Permits/Product Liability.......................................... 21

        Section 3.23  Litigation......................................................... 21

        Section 3.24  Governmental Authorizations and Regulations........................ 22

        Section 3.25  Subsidiaries....................................................... 22

        Section 3.26  Compliance with Environmental Requirements......................... 22

        Section 3.27  Corporate Documents................................................ 22

        Section 3.29  Offers............................................................. 23

        Section 3.30  No Brokers......................................................... 23

        Section 3.31  No Commitments Regarding Future Products........................... 23

        Section 3.32  Disclosure......................................................... 23

        Section 3.33  LLC Conversion..................................................... 23

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NIKU AND SUB.............................. 24

        Section 4.1   Organization of Niku and Sub....................................... 24

        Section 4.2   Niku Capital Structure............................................. 24

        Section 4.3   Authority; No Conflict; Required Filings and Consents.............. 25

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                          TABLE OF CONTENTS (CONTINUED)

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        Section 4.4   Interim Operations of Sub.......................................... 26

        Section 4.5   Disclosure......................................................... 26


ARTICLE V - PRECLOSING COVENANTS OF ALYANZA.............................................. 26

        Section 5.1   Approval of Alyanza Shareholders................................... 26

        Section 5.2   Advise of Changes.................................................. 26

        Section 5.3   Operation of Business.............................................. 26

        Section 5.4   Access to Information.............................................. 29

        Section 5.5   Satisfaction of Conditions Precedent............................... 29

        Section 5.6   Other Negotiations................................................. 29


ARTICLE VI - PRECLOSING AND OTHER COVENANTS OF NIKU AND SUB.............................. 29

        Section 6.1   Advise of Changes.................................................. 30

        Section 6.2   Access to Information.............................................. 30

        Section 6.3   Satisfaction of Conditions Precedent............................... 30

        Section 6.4   Other Consideration................................................ 30


ARTICLE VII - OTHER AGREEMENTS........................................................... 30

        Section 7.1   No Public Announcement............................................. 30

        Section 7.2   Regulatory Filings; Consents; Reasonable Efforts................... 30

        Section 7.3   Further Assurances................................................. 31

        Section 7.4   Escrow Agreement................................................... 31

        Section 7.5   Blue Sky Laws...................................................... 31


ARTICLE VIII - CONDITIONS TO MERGER...................................................... 31

        Section 8.1   Conditions to Each Party's Obligation to Effect the Merger......... 31

        Section 8.2   Additional Conditions to Obligations of Niku and Sub............... 32
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                          TABLE OF CONTENTS (CONTINUED)

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        Section 8.3   Additional Conditions to Obligations of Alyanza.................... 33


ARTICLE IX - TERMINATION AND AMENDMENT................................................... 34

        Section 9.1   Termination........................................................ 34

        Section 9.2   Effect of Termination.............................................. 35

        Section 9.3   Fees, Expenses and Other Payments.................................. 35


ARTICLE X - ESCROW AND INDEMNIFICATION................................................... 35

        Section 10.1  Indemnification; Limitation on Liability........................... 35

        Section 10.2  Escrow Fund........................................................ 35

        Section 10.3  Escrow Period...................................................... 36

        Section 10.4  Claims Upon Escrow Fund............................................ 37

        Section 10.5  Valuation.......................................................... 37

        Section 10.6  Objections to Claims............................................... 37

        Section 10.7  Resolution of Conflicts............................................ 37

        Section 10.8  Shareholders' Agent................................................ 38

        Section 10.9  Actions of the Shareholders' Agent................................. 39

        Section 10.10 Claims............................................................. 39

ARTICLE XI - MISCELLANEOUS............................................................... 39

        Section 11.1  Survival of Representations and Covenants.......................... 39

        Section 11.2  Notices............................................................ 40

        Section 11.3  Interpretation..................................................... 41

        Section 11.4  Counterparts....................................................... 41

        Section 11.5  Entire Agreement; No Third Party Beneficiaries..................... 41

        Section 11.6  Governing Law...................................................... 41

        Section 11.7  Assignment......................................................... 41

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                          TABLE OF CONTENTS (CONTINUED)

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        Section 11.8  Amendment.......................................................... 41

        Section 11.9  Extension; Waiver.................................................. 42

        Section 11.10 Specific Performance............................................... 42
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                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of December 10, 1998 (this "AGREEMENT"), is entered into by and among Niku Corporation, a Delaware corporation ("NIKU"), Niku Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Niku ("SUB"), Alyanza Software Corporation, a California corporation ("ALYANZA") and Felipe Lloreda, as an individual.

                                    RECITALS:

        A. The Boards of Directors of Niku, Sub and Alyanza deem it advisable and in the best interests of each corporation and their respective stockholders that Niku and Alyanza enter into a transaction pursuant to which Niku would acquire all of the outstanding equity interests in Alyanza;

        B. It is intended that such acquisition of Alyanza by Niku be effected pursuant to the terms of this Agreement through a transaction in which Sub would merge with and into Alyanza (the "MERGER"), and, among other things, the outstanding shares of Preferred Stock of Alyanza ("Alyanza Preferred Stock") shall be converted to Common Stock at the time the transaction is closed, the outstanding shares of Common Stock (including the shares issued upon the conversion of the Preferred Stock), no par value, of Alyanza ("ALYANZA COMMON STOCK"), (and collectively, with Alyanza Preferred Stock, the "ALYANZA CAPITAL STOCK") would be converted into the right to receive certain mixed consideration in the amounts and on the terms set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        Section 1.1 Effective Time of the Merge . Subject to the provisions of this Agreement, an agreement of merger (the "AGREEMENT OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the California Corporations Code ("CALIFORNIA LAW") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of California for filing on the Closing Date (as defined in Section 1.2) and a certificate of merger (the "CERTIFICATE OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("DELAWARE LAW") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The Merger shall become effective upon the due and valid filing of the Agreement of Merger with the Secretary of State of the State of California and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is provided in the Agreement of Merger and the Certificate of Merger (the "EFFECTIVE TIME").

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        Section 1.2 Closing. Provided that all of the conditions set forth in
Article VIII hereof shall have been satisfied, the closing of the Merger (the "CLOSING") shall take place at 2:00 p.m., California time, on December 14, 1998. In the event that such conditions shall not have been satisfied on or prior to such date, the Closing shall take place at 10:00 a.m., California time, on a later date to be specified by Niku and Alyanza, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII. The Closing shall take place at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another place is agreed to in writing by Niku and Alyanza. The date on which the Closing shall actually occur is referred to herein as the "CLOSING DATE."

        Section 1.3   Effects of the Merger.

               (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Alyanza. (Sub and Alyanza are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Alyanza following consummation of the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation of Alyanza shall be the Articles of Incorporation of the Surviving Corporation and (iii) the Bylaws of Alyanza as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

               (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

        Section 1.4 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II

                CONVERSION OF SECURITIES AND OTHER CONSIDERATION

        Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Alyanza Capital Stock or capital Stock of Sub:

               (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into one share of the Common Stock of Alyanza.

               (b) Cancellation of Niku-Owned and Alyanza-Owned Stock. Any shares of Alyanza Capital Stock that are owned by Niku, Sub, Alyanza or any other direct or indirect wholly-owned Subsidiary (as defined below) of Niku or Alyanza shall be canceled and retired and shall cease to exist and no stock of Niku or other consideration shall be delivered in exchange. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any other

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party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests tin such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

               (c)    Conversion of Alyanza Capital Stock.

                      (i) Each issued and outstanding share of Alyanza Common Stock, including Alyanza Common Stock that at the time of the Closing is subject to repurchase by Alyanza, (other than shares to be canceled in accordance with Section 2.1(b), if any, and any Dissenting Shares as defined in and to the extent provided in Section 2.4) shall be converted into the right to receive the following consideration (the "MERGER CONSIDERATION"):

                            (x) that fraction of a share of Niku Common Stock as
shall equal the Stock Exchange Ratio (as defined below) ("SHARE CONSIDERATION"); and

                            (y) an amount of cash equal to the quotient obtained
by dividing (1) $200,000 by (2) the total number of shares of outstanding Alyanza Common Stock ("CASH CONSIDERATION"). All such shares of Alyanza Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                      (ii) For purposes of this Agreement, the terms set forth below shall be defined as follows:

                            (x) The "STOCK EXCHANGE RATIO" for the conversion of
the Alyanza Common Stock shall be determined by dividing (A) 525,000 shares by
(B) the total number of shares of outstanding Alyanza Common Stock.

                      (iii) If, between the date of this Agreement and the Effective Time, the outstanding shares of Niku Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Stock Exchange Ratio shall be correspondingly adjusted.

                      (iv) No fractional shares of Niku Common Stock shall be issued in connection with the Merger to the holders of Alyanza Common Stock, but instead the aggregate number of shares of Niku Common Stock to be issued to each such holder pursuant this subsection (c) shall be rounded downwards to the nearest whole share.

               (d) Alyanza Stock Option. At or prior to the Effective Time, all then outstanding options ("ALYANZA OPTIONS"), whether vested or unvested, to purchase Alyanza Common Stock issued under Alyanza's 1998 Stock Option Plan (the "OPTION PLAN") shall have

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been, accelerated to fully vested status and exercised, in accordance with the
Option Plan and, no such options shall be outstanding.

               (e) Alyanza Preferred Stock. At the Effective Time, all issued and outstanding shares of Alyanza Preferred Stock shall be converted into Alyanza Common Stock and thereafter no shares of Alyanza Preferred Stock shall be outstanding.

        Section 2.2   Payment Terms.

               (a) Fifty-percent (50%) of the Cash Consideration payable pursuant to Section 2.1(c)(i)(y) shall be payable upon the Closing and the remaining fifty-percent (50%) shall be payable on the six (6) month anniversary of the Closing; and

               (b) Niku shall pay all of Alyanza's liabilities at the Closing, up to One Hundred Forty-Two Thousand Five Hundred Dollars ($142,500), inclusive of legal fees for all matters and any other Merger-related expenses, up to Forty-Two Thousand Five Hundred Dollars ($42,500). Any amounts in excess of One Hundred Forty-Two Thousand Five Hundred Dollars ($142,500) and any legal fees or Merger-related expenses in excess of Forty-Two Thousand Five Hundred Dollars ($42,500) shall be payable at the closing by Niku but shall be deducted on a dollar-for-dollar basis from the Cash Consideration payable on the six month anniversary of the Closing. Any deduction pursuant to the foregoing sentence that are in dispute shall be held by Niku pending a resolution.

        Section 2.3 Escrow Agreement. At the Effective Time, Niku will deposit into escrow cash in an aggregate amount of $20,000 (the "ESCROW CASH") and 52,500 shares of Niku Capital Stock (the "ESCROW SHARES"). Such Escrow Cash and Escrow Shares shall be held in escrow on behalf of the persons who are the holders of Alyanza Capital Stock immediately prior to the Effective Time (the "FORMER ALYANZA SHAREHOLDERS"), on a pro rata basis, in accordance with each such Former Alyanza Shareholders' percentage interest ("PRO RATA PORTION") in the aggregate Merger Consideration to be issued to all Former Alyanza Shareholders in the Merger and shall be held as security for the Former Alyanza Shareholders' indemnification obligations under Article X and pursuant to the provisions of the escrow agreement (the "ESCROW AGREEMENT") to be executed pursuant to Section 7.4.

        Section 2.4   Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Alyanza Capital Stock held by a holder who has exercised such holder's dissenters' rights in accordance with California Law, and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by of California Law.

               (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Alyanza Capital Stock who demands dissenters' rights with respect to such shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under California Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to


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receive the Merger Consideration upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively withdraws or loses his or her dissenters' rights after the Effective Time, then, at such time Niku will deposit in escrow cash representing such holder's Pro Rata Portion of the Escrow Cash and certificates representing such holder's Pro Rata Portion of the Escrow Shares.

               (c) Alyanza shall give Niku (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Alyanza pursuant to Chapter 13 of California Law, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Alyanza and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights under California Law. Alyanza shall not, except with the prior written consent of Niku, voluntarily make any payment with respect to any demands for dissenters' rights with respect to Alyanza Capital Stock or offer to settle or settle any such demands.

        Section 2.5   Exchange of Certificates.

               (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("CERTIFICATES") which represented shares of Alyanza Capital Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Niku (or at Niku's option, an exchange agent to be appointed by Niku), and receive in exchange for all Certificates held by such holder (i) a certificate representing the number of whole shares of Niku Common Stock (other than the Escrow Shares) and (ii) that amount of cash into which the Alyanza Capital Stock, as the case may be, evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Niku. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Alyanza Capital Stock shall be deemed for all corporate purposes to evidence ownership of the Merger Consideration into which the shares of Alyanza Capital Stock have been converted but shall have no other rights. From and after the Effective Time, there shall be no further registration of transfers on the records of Alyanza of shares of Alyanza Capital Stock outstanding immediately prior to the Effective Time.

               (b) If any shares of Niku Common Stock to be issued as Merger Consideration are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Niku, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Niku that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Niku nor Alyanza shall be liable to a holder of shares of Alyanza Capital Stock for any Merger Consideration issuable to such holder pursuant to the provisions of Article II of the Agreement that is delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.




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               (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Niku shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. Niku may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Niku a bond or an indemnity agreement against any claim that may be made against Niku with respect to the Certificate alleged to have been lost, stolen or destroyed.

        Section 2.6 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Niku Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Niku Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Niku Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Niku Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Niku Common Stock, as the case may be.

        Section 2.7 Tax Consequences. It is intended by the parties hereto that the Merger shall not constitute a "reorganization" within the meaning of Section 368 of the Code and that each party (and each Shareholder of Alyanza) shall consult its own tax advisors and is solely responsible for tax consequences to it.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF ALYANZA AND FELIPE LLOREDA

        Alyanza and Felipe Lloreda, jointly and severally, represent and warrant to Niku and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Alyanza to Niku on or before the date of this Agreement (the "ALYANZA DISCLOSURE SCHEDULE"). All representations and warranties regarding Alyanza pertain to the C Corporation and all predecessors, including the limited liability company. The Alyanza Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III. As used in this Agreement the term "knowledge of Alyanza" or "to Alyanza's knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors or other employees of such party.

        Section 3.1 Organization of Alyanza. Alyanza is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties


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

makes such qualification or licensing necessary and where the failure to be so qualified or licensed could result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or prospects (a "MATERIAL ADVERSE EFFECT") of Alyanza. The Alyanza Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Alyanza and a true and complete list of all states in which Alyanza maintains any employees. The Alyanza Disclosure Schedule contains a true and complete list of all states in which Alyanza is duly qualified or licensed to transact business as a foreign corporation.

        Section 3.2   Alyanza Capital Structure.

               (a) The authorized capital stock of Alyanza consists of 20,000,000 shares of Alyanza Common Stock and 5,550,000 shares of Alyanza Preferred Stock all of which are designated as Series A Preferred Stock. As of the date of this Agreement, there are (i) 2,107,474 shares of Alyanza Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and 120,363 of which are subject to repurchase rights under the Alyanza Option Plan and the agreements thereunder, (ii) 5,445,956 shares of Series A Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (iii) all options granted have terminated or been exercised and no shares of Alyanza Common Stock reserved for future issuance pursuant to outstanding options under the Option Plan. The issued and outstanding shares of Alyanza Capital Stock are held of record by the shareholders of Alyanza as set forth and identified in the shareholder list attached as Schedule 3.2(a) to the Alyanza Disclosure Schedule. Effective upon the Closing, all the holders of Preferred Stock, Felipe Lloreda and Michael Hoefer, have elected to convert their shares of Preferred Stock at the current conversion ratio of one share of Preferred Stock for one share of Common Stock. All outstanding shares of Alyanza Capital Stock, when issued, (collectively "ALYANZA SECURITIES") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Alyanza Disclosure Schedule, there are no obligations, contingent or otherwise, of Alyanza to repurchase, redeem or otherwise acquire any shares of Alyanza Capital Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Alyanza between the date hereof and the Effective Time shall be delivered by Alyanza to Niku on the Closing Date.

               (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Alyanza, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Alyanza is a party or by which it is bound obligating Alyanza to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Alyanza or obligating Alyanza to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Alyanza is not in discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Alyanza equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or Investment Agreements (as defined in 8.2(f)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Alyanza.

        Section 3.3   Authority; No Conflict; Required Filings and Consents.

               (a) Alyanza has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Alyanza, subject only to the approval of the Merger by Alyanza's shareholders under the provisions of California Law and Alyanza's Amended and Restated Articles of Incorporation. This Agreement has been and such Transaction Documents have been duly executed and delivered by Alyanza. This Agreement and each of the Transaction Documents to which Alyanza is a party constitutes, and each of the Transaction Documents to which Alyanza will become a party when executed and delivered by Alyanza will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Alyanza, enforceable against Alyanza in accordance with their respective terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). For purposes of this Agreement, "TRANSACTION DOCUMENTS" means the Agreement of Merger, the Certificate of Merger, and the Escrow Agreement.

               (b) The execution and delivery by Alyanza of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Alyanza, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Alyanza is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Alyanza or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Alyanza.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Alyanza in connection with the execution and delivery of this Agreement or of any other Transaction Document to which it is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document or the continuation of the business activities of Alyanza following consummation of the Merger without a Material Adverse Effect except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Alyanza.

        Section 3.4   Financial Statements; Absence of Undisclosed Liabilities.

               (a) Alyanza has delivered to Niku copies of Alyanza's unaudited balance sheet (the "MOST RECENT BALANCE SHEET") and list of liabilities as of November 25, 1998, (the "ALYANZA FINANCIAL STATEMENTS").

               (b) The Alyanza Financial Statements are complete and in accordance with the books and records of Alyanza and present fairly in all material respects the financial position, results of operations and cash flows of Alyanza as of their historical dates and for the periods indicated.

               (c) Alyanza has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet. All debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business, and are usual and normal in amount and not material both individually and in the aggregate to Alyanza or its business.

        Section 3.5   Tax Matters.

               (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                      (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                      (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               (b) All Returns required to be filed by or on behalf of Alyanza have been duly filed on a timely basis and such Returns are true, complete and correct in all respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Alyanza under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Alyanza with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Alyanza has withheld and paid over all Taxes required to have been withheld and paid over, and compiled with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Alyanza with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Alyanza is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Alyanza has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c) The amount of Alyanza's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

               (d) Niku has been furnished by Alyanza with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Alyanza relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Alyanza for all periods since the inception of Alyanza. Alyanza does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Niku.

               (e) The Returns of or including Alyanza have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Alyanza's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Alyanza has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Alyanza is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Alyanza or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of

Alyanza. Alyanza has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

               (f) Alyanza is not, nor has it ever been, a party to any tax sharing agreement.

               (g) Alyanza is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified Section 897(c)(1)(A)(ii) of the Code, and Niku is not required to withhold tax by reason of Section 1445 of the Code. Alyanza is not a "consenting corporation" under Section 341(f) of the Code. Alyanza has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Alyanza pursuant to Section 28OG of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Alyanza has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Alyanza is not, nor has it been, a reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Alyanza is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

               (h) The Alyanza Disclosure Schedule sets forth accurate and complete information regarding Alyanza's net operating losses for federal and each applicable state tax purposes. Alyanza has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

        Section 3.6 Absence of Certain Changes or Events. Since November 25, 1998, Alyanza has not:

               (a) suffered any material adverse effect on its business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or prospects;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Alyanza;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Alyanza to its officers or employees except, in the case of non-officer employees, in the ordinary course of business consistent with past practice;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Alyanza or declared any direct or indirect redemption, retirement, purchase or other acquisition by Alyanza of such shares;

               (e) issued any shares of capital stock of Alyanza or any warrants, rights, options or entered into any commitment relating to the shares of Alyanza, except for the issuance of shares of Alyanza capital stock pursuant to the exercise of Alyanza Options listed in the Alyanza Disclosure Schedule and the conversion of outstanding Alyanza Preferred Stock;

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) except for the sale of products by Alyanza in the ordinary course of its business consistent with its past practice, sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with a net book value at the time of sale or disposition on an individual basis in excess of $5,000;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

               (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind securing any obligation in excess of $5,000 (except those permitted under Section 3.7);

               (j) made any capital expenditure or commitment individually in excess of $5,000 or in the aggregate in excess of $15,000;

               (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or shareholders or any affiliate or associate of any of the foregoing;

               (1) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on Schedule 3.11 of the Alyanza Disclosure Schedule; or

               (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a material breach of any of the representations contained in this Agreement.

        Section 3.7 Title and Related Matters. Alyanza has good and valid title to all the properties, interests in properties and assets, real and personal, used in or necessary for the operation of the business of Alyanza, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable. The equipment of Alyanza used in the operation of its business is, taken as a whole,
(i) adequate for the business conducted by Alyanza and (ii) in good operating condition and repair, ordinary wear and tear excepted. All real or personal property leases to which Alyanza is a party are valid, binding, enforceable against Alyanza and effective in accordance with their respective terms. To the knowledge of Alyanza, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default that would have a Material Adverse Effect on Alyanza. The Alyanza Disclosure Schedule contains a description of all personal property with an individual net book value in excess of $5,000 and a description of all real property leased or owned by Alyanza, describing its interest in said property. True and correct copies of Alyanza's real property and personal property leases have been provided to Niku.

        Section 3.8   Proprietary Rights.

               (a) Alyanza owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Alyanza's business as conducted to the date of this Agreement and proposed by Alyanza to be conducted, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of any product which has been or is being distributed or sold by Alyanza or currently is under development by Alyanza or has previously been under development by Alyanza (collectively, the "ALYANZA PRODUCTS"), free and clear of all liens, claims and encumbrances (including without limitation I inking, licensing and distribution rights) (all of which are referred to as "ALYANZA PROPRIETARY RIGHTS"). The Alyanza Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the Alyanza Products or otherwise included in the Alyanza Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Alyanza Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "THIRD PARTY LICENSES") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Alyanza is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Alyanza Products (other than standard off-the-shelf license) (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "THIRD PARTY TECHNOLOGY") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Alyanza is licensed or otherwise authorized by such third parties to use, market, disseminate, distribute or incorporate in Alyanza Products (other than standard off-the-shelf licenses). All of Alyanza's patents, copyrights, trademark or trade name registrations related to or in the Alyanza Products are valid and In full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Alyanza (and Alyanza is not aware of any claims which are likely to be asserted or threatened against Alyanza or which have been asserted or threatened against others relating to Alyanza Proprietary Rights or Alyanza Products) by any person challenging Alyanza's use, possession, development, manufacture, sale or distribution of Alyanza Products under any Alyanza Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses). Alyanza is not aware of any valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Alyanza of any of the Alyanza Products. To the best of

Alyanza's knowledge, none of the Alyanza Products nor the use or exploitation of any Alyanza Proprietary Rights in Alyanza's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and Alyanza has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

               (b) Except as set forth in the Alyanza Disclosure Schedule, Alyanza has not granted any third party any right to reproduce, distribute, market or exploit any of the Alyanza Products or any adaptations, translations, or derivative works based on the Alyanza Products or any portion thereof Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Alyanza Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

               (c) All material designs. drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Alyanza Products at any stage of their development (the "ALYANZA COMPONENTS") were written, developed and created solely and exclusively by employees of Alyanza without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Alyanza by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Niku. Alyanza has at all times used commercially reasonable efforts customary in its industry to treat the Alyanza Proprietary Rights related to Alyanza Products and Alyanza Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

               (d) To Alyanza's knowledge, no employee, contractor or consultant of Alyanza is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Alyanza or, to Alyanza's knowledge, any other party because of the nature of the business conducted by Alyanza or proposed to be conducted by Alyanza. The Alyanza Disclosure Schedule lists all employee, contractors and consultants who have participated in any way in the development of the Alyanza Products or the Alyanza Proprietary Rights.

               (e) Each person presently or previously employed by Alyanza (including independent contractors, if any) with access authorized by Alyanza to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Niku. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Alyanza and such person, enforceable in accordance with their respective terms.

               (f) To Alyanza's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Alyanza Proprietary Rights, or any Third Party Technology to the extent licensed by or through Alyanza, by any third party, including any employee or former employee of Alyanza. Alyanza has not entered into any agreement to indemnify any other person against any charge of infringement of any Alyanza Proprietary Rights.

               (g) Alyanza has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation of Confidential Information owned by Alyanza by or to a third party has been pursuant to the terms of a written agreement between Alyanza and such third party. All use, disclosure or appropriation of Confidential Information not owned by Alyanza has been pursuant to the terms of a written agreement between, Alyanza and the owner of such Confidential Information, or is otherwise lawful.

        Section 3.9   Employee Benefit Plans.

               (a) The Alyanza Disclosure Schedule lists, with respect to Alyanza and any trade or business (whether or not incorporated) which is treated as a single employer with Alyanza (an "ERISA AFFILIATE") within the meaning of
Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Alyanza and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Alyanza as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Alyanza (together, the "ALYANZA EMPLOYEE PLANS").

               (b) Alyanza has delivered to Niku a copy of each of the Alyanza Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Alyanza Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Alyanza Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Alyanza has also furnished Niku with the most recent Internal Revenue Service determination letter issued with respect to each such Alyanza Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Alyanza Employee Plan subject to Code Section 401(a).

               (c) (i) None of the Alyanza Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Alyanza Employee Plan;
(iii) each Alyanza Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Alyanza and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Alyanza Employee Plans; (iv) neither Alyanza nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Alyanza Employee Plans; (v) all contributions required to be made by Alyanza or any subsidiary or ERISA Affiliate to any Alyanza Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Alyanza Employee Plan for the current plan years; (vi) with respect to each Alyanza Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Alyanza Employee Plan is covered by, and neither Alyanza nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or
Section 412 of the Code. With respect to each Alyanza Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Alyanza has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Alyanza Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Alyanza is threatened, against or with respect to any such Alyanza Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Alyanza nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

               (d) With respect to each Alyanza Employee Plan, Alyanza has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Alyanza or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Alyanza or other ERISA Affiliate relating to, or change in participation or coverage under, any Alyanza Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Alyanza Financial Statements.

        Section 3.10 Bank Accounts. The Alyanza Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Alyanza maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        Section 3.11  Contracts.

               (a)    Except as set forth on the Alyanza Disclosure Schedule:

                      (i) Alyanza has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Alyanza of any Alyanza Products or Alyanza Proprietary Rights. Without limiting the foregoing, Alyanza has not granted to any third party any rights to reproduce, manufacture or distribute any of the Alyanza. Products, nor has Alyanza granted to any third party any exclusive rights of any kind, nor has Alyanza granted any third party any right to market any of the Alyanza Products under any private label or "OEM" arrangements, nor has Alyanza granted any license of any Alyanza trademarks or servicemarks.

                      (ii) Alyanza has no agreements, contracts or commitments with any third parties providing for aggregate payments by or to Alyanza in an amounts that exceeds $10,000.

                      (iii) Alyanza has no currently effective collective bargaining or union agreements, contracts or commitments.

                      (iv) Alyanza is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

                      (v) Alyanza has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

                      (vi) Alyanza has no outstanding loan or advance to any person (other than normal travel advances not in excess of $3,000 in total to any one individual); nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Alyanza of any sum.

                      (vii) Alyanza has no agreements pursuant to which Alyanza has agreed to manufacture for, supply to or distribute to any third party any Alyanza Products or Alyanza Components.

        True and correct copies of each document or instrument listed on
Schedule 3.11 of the Alyanza Disclosure Schedule pursuant to this Section 3.11(a) (the "MATERIAL CONTRACTS") have been provided to Niku or its representatives.

               (b) All of the Material Contracts listed on the Alyanza Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Alyanza in accordance with their respective terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). No Material Contract contains any liquidated damages, penalty or similar provision. No party to any such Material Contract has notified Alyanza in writing that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

               (c) Alyanza is not in default under or in breach or violation of, nor, to Alyanza's knowledge, is there any valid basis for any claim of default by Alyanza under, or breach or violation by Alyanza of, any Material Contract. To Alyanza's knowledge, no other party is in default under or in breach or violation of, nor, to Alyanza's knowledge, is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

               (d) Except as specifically indicated on the Alyanza Disclosure Schedule, none of the Material Contracts provides for indemnification by Alyanza of any third party. No claims have been made or threatened in writing to Alyanza that would require indemnification by Alyanza, and Alyanza has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

        Section 3.12 Orders, Commitments and Returns. All material agreements, contracts, or commitments for the purchase of supplies by Alyanza were made in the ordinary course of business. To the knowledge of Alyanza, no outstanding purchase or outstanding lease commitment of Alyanza is in excess of the normal, ordinary and usual requirements of its business or was made at any price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or contains terms and conditions materially more onerous to Alyanza than those usual and customary in the industry.

        Section 3.13 Compliance With Law. Alyanza and the operation of its business are in compliance in all material respects with all applicable laws and regulations. Neither Alyanza nor, to Alyanza's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Alyanza has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Alyanza has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

        Section 3.14  Labor Difficulties; No Discrimination.

               (a) Alyanza is not engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Alyanza actually pending or, to the knowledge of Alyanza, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Alyanza, threatened against Alyanza. To the knowledge of Alyanza, no union organizing activities are taking place with respect to the business of Alyanza. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Alyanza, no claims therefor exist. No collective bargaining agreement that is binding on Alyanza restricts it from relocating or closing any of its operations. Alyanza has not experienced any material work stoppage or other material labor difficulty.

               (b) There is no, and has not been any, claim against Alyanza, or to Alyanza's knowledge, threatened against Alyanza, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, nor to the knowledge of Alyanza, is there any basis for any such claim.

               (c) There are no pending claims against Alyanza under any workers' compensation plan or policy or for long term disability. Alyanza has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Alyanza, threatened, between Alyanza and any of their respective employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Alyanza.

        Section 3.15 Trade Regulation. All of the prices charged by Alyanza in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against Alyanza with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Alyanza's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

        Section 3.16 Insider Transactions. To the knowledge of Alyanza, no affiliate ("AFFILIATE") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of Alyanza has any interest in any equipment or other property, real or personal, tangible or intangible, including, without limitation, any Alyanza Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Alyanza Products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq National Market.

        Section 3.17 Employees, Independent Contractors and Consultants. The Alyanza Disclosure Schedule lists and describes all past and all currently effective written or, to

Alyanza's knowledge, oral, consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Alyanza is a party. True and correct copies of all such written agreements have been provided to Niku. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Alyanza are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Alyanza Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Alyanza.

        Section 3.18 Insurance. The Alyanza Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by Alyanza, and all claims made by Alyanza under such policies. To the knowledge of Alyanza, Alyanza has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Alyanza is otherwise in compliance with the terms of such policies and bonds in all material respects. Alyanza has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 3.19 Accounts Receivable. Subject to any reserves set forth in the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts.

        Section 3.20 Inventory. All inventory of Alyanza reflected in the Most Recent Balance Sheet or thereafter acquired by Alyanza prior to the Closing Date is or will be owned by Alyanza free and clear of liens or encumbrances of any kind. The inventory is not stated on the Most Recent Balance Sheet in an amount greater than the estimated net realizable value thereof.

        Section 3.21 Product Warranty. Each product manufactured, sold, leased, or delivered by Alyanza has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Alyanza has no liability (and, to Alyanza's knowledge, there is no basis for any present or future claim or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Most Recent Balance Sheet (if any). No product manufactured, sold, leased, or delivered or service offered by Alyanza is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, lease or license. The Alyanza Disclosure Schedule includes copies of the standard terms and conditions of sale, lease or license for Alyanza (containing applicable guaranty, warranty, repair policy, and indemnity provisions).

        Section 3.22  Permits/Product Liability.

                      (i) There have been no written notices, citations or decisions by any governmental or regulatory body that any Alyanza Product is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. There have been no recalls, field notifications or seizures ordered or, to the knowledge of Alyanza, threatened by any such governmental or regulatory body with respect to any of Alyanza Products.

                      (ii) Alyanza has obtained, in all countries where Alyanza is marketing or has marketed its Alyanza Products, all applicable material licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of the Products that are currently marketed by Alyanza. Alyanza has identified and made available for examination by Niku all information relating to regulation of Alyanza Products in the United States, including licenses, registrations, approvals, permits, inspections, Alyanza's recalls and product actions. Alyanza has identified to Niku any international locations where regulatory information and documents regarding Alyanza Products are kept.

        Section 3.23 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Alyanza, threatened against Alyanza or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Alyanza or any of its respective directors or officers (in their capacities as such). There is no judgment, decree or order against Alyanza or any of their respective officers or directors (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Alyanza. All litigation to which Alyanza is a party (or, to the knowledge of Alyanza, threatened to become a party) is disclosed in the Alyanza Disclosure Schedule.

        Section 3.24 Governmental Authorizations and Regulations. Alyanza has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Alyanza currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Alyanza's business or the holding of any such interest, and all of such authorizations are in full force and effect, in each case such that the absence of such consent, license, permit, grant or other authorization would have a Material Adverse Effect on Alyanza.

        Section 3.25 Subsidiaries. Alyanza has no Subsidiaries. Alyanza does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Alyanza does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

        Section 3.26 Compliance with Environmental Requirements. Alyanza has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Alyanza and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, the absence of which would be reasonably likely to have a Material Adverse Effect on Alyanza. Alyanza is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. To the knowledge of Alyanza, there are no conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any material claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Alyanza, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

        Section 3.27 Corporate Documents. Alyanza has furnished to Niku or its representatives: (a) copies of its Articles of Incorporation and Bylaws, as amended to date; (b) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof, (c) all material permits, orders, and consents issued by any regulatory agency with respect to Alyanza, or any securities of Alyanza, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Alyanza setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Alyanza are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

        Section 3.28 Alyanza Action. The Board of Directors of Alyanza, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Alyanza and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of California Law, and (iii) directed that this Agreement and the Merger be submitted to Alyanza shareholders for their approval and resolved to recommend that Alyanza shareholders vote in favor of the approval of this Agreement and the Merger.

        Section 3.29 Offers. Alyanza has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Niku.

        Section 3.30 No Brokers. Neither Alyanza nor any Alyanza shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or Investment Agreements (as defined in 8.2(f)) or in connection with any transaction contemplated hereby or thereby.

        Section 3.31 No Commitments Regarding Future Products. Alyanza has made no sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products (other than beta or similar arrangements pursuant to which Alyanza's customers from time to time test or evaluate products). The products Alyanza has delivered to customers substantially comply with published specifications for such products and Alyanza has not received material complaints from customers about its products that remain unresolved.

        Section 3.32 Disclosure. No statements by Alyanza contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents and Investment Agreements (as defined in 8.2(f)) delivered or required to be delivered by Alyanza to Niku or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Alyanza has disclosed to Niku all material information of which it is aware relating specifically to the operations and business of Alyanza as of the date of this Agreement or the transactions contemplated by this Agreement.

        Section 3.33 LLC Conversion. The Conversion of Alyanza's predecessor, Alyanza Infosystems, LLC, into a Domestic C Corporation, has been completed in accordance with applicable law.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF NIKU AND SUB

        Niku and Sub represent and warrant to Alyanza that the statements contained in this Article IV are true and correct.

        Section 4.1 Organization of Niku and Sub. Each of Niku and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each Jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Niku. Sub is a wholly owned subsidiary of Niku and, other than pursuant to this Agreement, has no liabilities and heretofore has conducted no business.

        Section 4.2 Niku Capital Structure. The authorized capital stock of Niku consists of 50,000,000 shares of Common Stock, par value of $0.0001 per share ("NIKU COMMON STOCK") and 23,400,000 shares of Preferred Stock, par value $0.0001 per share ("NIKU PREFERRED STOCK"), of which there were issued and outstanding as of the close of business on December 10, 1998, 5,282,500 shares of Niku Common Stock and 10,000,000 shares of Niku Series F Preferred Stock, 5,142,851 shares of Niku Series A Preferred Stock and 7,999,992 shares of Niku Series B Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Niku other than shares of Niku Common Stock issued after December 10, 1998 upon the exercise of options ("NIKU OPTIONS") issued under the Niku Corporation 1988 Stock Plan (the "NIKU OPTION PLAN"). The authorized capital stock of Sub consists of 100 shares of Common Stock, all of which are issued and outstanding and are held by Niku. All outstanding shares of Niku and Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on December 10, 1998, Niku has reserved an aggregate of 23,142,843 shares of Niku Common Stock for issuance upon conversion of the outstanding Niku Preferred Stock, reserved an aggregate of 2,048,500 shares of Niku Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding Niku Options to acquire shares of Niku Common Stock issued under the Niku Option Plan and Niku has reserved for issuance 2,481,500 shares of Niku Common Stock for future grants under the Niku Option Plan. Other than as contemplated by this Agreement, and except as described in this Section 4.2, there are no other options, warrants, calls, rights, commitments or agreements to which Niku or Sub is a party or by which either of them is bound obligating Niku or Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Niku or Sub or obligating Niku or Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Niku Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws and will have the rights and references set forth in the Certificate of Incorporation of Niku, and will be free and clear of any liens, encumbrances and adverse claims created by Niku.

        Section 4.3   Authority; No Conflict; Required Filings and Consents.

               (a) Each of Niku and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Niku and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Niku and Sub. This Agreement and each of the Transaction Documents to which Niku or Sub is a party constitutes, and each of the Transaction Documents to which Niku or Sub will become a party when executed and delivered by Niku or Sub will constitute, the valid and binding obligation of Niku or Sub, enforceable in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

               (b) The execution and delivery by Niku or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Niku or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Niku or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Niku or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Niku and its Subsidiaries, taken as a whole.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Niku or Sub in connection with the execution and delivery of this Agreement or the Transaction Documents to which it is or will become a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Niku and its Subsidiaries, taken as a whole.

        Section 4.4 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        Section 4.5 Disclosure. No statements by Niku or Sub contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Niku or Sub to Alyanza under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                    ARTICLE V

                         PRECLOSING COVENANTS OF ALYANZA

        Section 5.1 Approval of Alyanza Shareholders. Prior to the Closing Date and at the earliest practicable date following the date hereof, Alyanza will solicit written consents from its shareholders seeking approval of the Merger and related matters. In soliciting such written consent or proxies, unless this Agreement shall have been validly terminated as provided for herein, the Board of Directors of Alyanza will recommend to the shareholders of Alyanza that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the shareholders of Alyanza entitled to vote on or consent to this Agreement and the Merger in accordance with California Law and Alyanza's Articles of Incorporation.

        Section 5.2 Advise of Changes. Alyanza will promptly advise Niku in writing of any event occurring subsequent to the date of this Agreement which, to the knowledge of Alyanza, would render any representation or warranty of Alyanza contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

        Section 5.3 Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Alyanza agrees (except to the extent that Niku shall otherwise consent), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Alyanza shall promptly notify Niku of any event or occurrence not in the ordinary course of business of Alyanza. In furtherance of the foregoing, except as expressly contemplated by this Agreement, Alyanza shall not, without the prior written consent of Niku:

               (a) Accelerate, amend or change the period of exercisability or the vesting schedule of options or restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any Alyanza Option or any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Alyanza Disclosure Schedule;

               (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

               (c) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of (A) shares of Alyanza Common Stock issuable upon exercise of Alyanza Options, which are outstanding on the date of this Agreement or (B) shares of Alyanza Common Stock issuable upon conversion of shares of Alyanza Preferred Stock or (ii) the repurchase of shares of Alyanza Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

               (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

               (e) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Alyanza;

               (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in accordance with past practices, (ii) except as contemplated by this Agreement, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers,
(iii) except as contemplated by this Agreement, grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (g) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

               (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

               (i) Amend or propose to amend its Amended and Restated Articles of Incorporation or Bylaws;

               (j) incur any liability in excess of $1,000 individually or $5,000 in the aggregate;

               (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Alyanza Proprietary Right or other property associated with the business of Alyanza (including sales or transfers to Affiliates of Alyanza);

               (l) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business;

               (m) fall to maintain its equipment and other assets which are material to the operations of Alyanza's business in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

               (n)    change accounting methods;

               (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

               (p) loan any amount to any person or entity (except for normal employee travel advances consistent with past practice), or guaranty or act as a surety for any obligation;

               (q) waive or release any material right or claim, except in the ordinary course of business;

               (r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Alyanza, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Alyanza, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the Tax liability of Alyanza or Niku;

               (s) do anything that Alyanza reasonably believes would cause there to be a Material Adverse Change with respect to Alyanza;

               (t) enter into any agreement not in the ordinary course of business (including without limitation, any agreements of any kind providing for obligations that would extend beyond six months of the date of this Agreement); or

               (u) take, or agree in writing or otherwise to take, any of the actions described above, or any action which is reasonably likely to make any of Alyanza's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

        Section 5.4 Access to Information. Until the Closing, Alyanza shall allow Niku and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Alyanza shall cause its accountants to cooperate with Niku and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge. obtained in any investigation pursuant to this Section shall effect or be deemed to modify any representation or warranty contained in this Agreement or it's exhibits and schedules.

        Section 5.5 Satisfaction of Conditions Precedent. Alyanza will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2 and which have not been waived, and Alyanza will use its best efforts to cause the transactions contemplated by this Agreement to be consummated on December 14, 1998, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement.

        Section 5.6 Other Negotiations. Alyanza will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf
to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Niku) regarding any acquisition of Alyanza, any merger or consolidation with or involving Alyanza, or any acquisition of any material portion of the stock or assets of Alyanza or any material license of Alyanza Proprietary Rights (any of the foregoing being referred to in this Agreement as an "ACQUISITION TRANSACTION") or enter into an agreement concerning any Acquisition Transaction with any party other than Niku. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Alyanza receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Alyanza shall (i) notify Niku immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Alyanza's obligations under this Agreement.

                                   ARTICLE VI

                 PRECLOSING AND OTHER COVENANTS OF NIKU AND SUB

        Section 6.1 Advise of Changes. Niku and Sub will promptly advise Alyanza in writing of any event occurring subsequent to the date of this Agreement which, to the knowledge of Niku, would render any representation or warranty of Niku or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

        Section 6.2 Access to Information. At reasonable times and at reasonable intervals prior to Closing, Niku shall make itself available to Alyanza and its advisors in order to permit the performance of reasonable financial due diligence by such parties with respect to Niku and its financial position, results of operations and prospects. Such financial due diligence shall be of the type, and have the scope, that would be customary for transactions like that contemplated by this Agreement. No information or knowledge obtained in any investigation pursuant to this Section shall effect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules.

        Section 6.3 Satisfaction of Conditions Precedent. Niku and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3 and which have not been waived, and Niku and Sub will use their best efforts to cause the transactions contemplated by this Agreement to be consummated on December 14, 1998, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

        Section 6.4 Other Consideration. Niku shall pay up to an aggregate of five thousand dollars ($5,000) to those Alyanza employees who are not offered employment with Niku. Such payments shall be made to such people in such amounts as instructed by Felipe Lloreda, provided that such instructions are received in writing at least one day before the Closing.

                                   ARTICLE VII

                                OTHER AGREEMENTS

        Section 7.1 No Public Announcement. The parties shall make no public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

        Section 7.2 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Alyanza and Niku shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act of 1933, as amended, and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

        Section 7.3 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        Section 7.4 Escrow Agreement. On or before the Effective Date, Niku shall, and the parties hereto shall exercise their best efforts to cause the Escrow Agent (as defined in Section 10.2) and the Shareholders' Agent (as defined in Section 10.9) to enter into an Escrow Agreement in the form attached hereto as Exhibit B.

        Section 7.5 Blue Sky Laws. Niku shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Niku Common Stock in connection with the Merger. Alyanza shall use its best efforts to assist Niku as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Niku Common Stock in connection with the Merger.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

        Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) Board and Shareholder Approval. The Boards of Directors of each of Niku and Alyanza shall have approved the Merger and shareholders of Alyanza entitled to vote on or consent to this Agreement and the Merger in accordance with the California Law and Alyanza's Articles of Incorporation shall have approved this Agreement and the Merger.

               (b) Approvals. Other than the filing provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

               (c) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting conduct or operation of the business of Niku after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or materially more costly to Niku.

        Section 8.2 Additional Conditions to Obligations of Niku and Sub. The obligations of Niku and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Niku and Sub:

               (a) Representations and Warranties. The representations and warranties of Alyanza set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Niku shall have received a certificate signed on behalf of Alyanza by the President of Alyanza to such effect.

               (b) Performance of Obligations of Alyanza. Alyanza shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Niku shall have received a certificate signed on behalf of Alyanza by the chief executive officer of Alyanza to such effect.

               (c) Blue Sky Laws. Niku shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of Niku Common Stock pursuant to the Merger.

               (d) Dissenting Shareholders. Holders of not more than five percent (5%) of Alyanza's issued and outstanding capital stock as of the Closing shall have elected to exercise dissenters' rights under California Law as to such shares.

               (e) Escrow Agreement. The Escrow Agent and Shareholders' Agent shall have executed and delivered to Niku the Escrow Agreement and such agreement shall remain in full force and effect.

               (f) Investment Agreement; Regulation D. Each shareholder of Alyanza who is receiving shares of Niku Common Stock in the Merger shall have executed and delivered to Niku an Investment Agreement, in the form attached hereto as Exhibit C (each an "INVESTMENT AGREEMENT"), and such agreements shall remain in full force and effect, and based upon the information supplied in such Investment Agreements, Niku shall have reasonably concluded that the offer and sale of shares of Niku Common Stock contemplated by this Agreement may be effected in compliance with the requirements of Regulation D promulgated under the Securities Act.

               (g) Opinion of Alyanza's Counsel. Niku shall have received an opinion dated the Closing Date of Wilson Sonsini Goodrich & Rosati, counsel to Alyanza, as to the matters in the form attached hereto as Exhibit D.

               (h) Approvals. All authorizations, consents, or approvals of, or notifications to any third party, required by Alyanza's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

               (i) Resignations and Releases. Niku shall have received (i) the resignations, effective as of the Effective Time, of each director and officer of Alyanza other than those whom Niku shall have specified in writing at least one business day prior to the time of Closing and (ii) releases of Alyanza by such officers and directors in form and substance reasonably satisfactory to Niku.

               (j) Due Diligence. Niku shall have completed its due diligence review of Alyanza, to Niku's sole satisfaction.

               (k) No Material Adverse Change. Alyanza shall not have suffered any Material Adverse Change since the date of this Agreement.

               (l) Noncompetition Agreements. Each of Messrs. Lloreda, Abel and Hoefer shall have entered into a Noncompetition Agreement in substantially the form attached hereto as Exhibit A with Niku and such agreement shall remain in full force and effect.

               (m) Employment Agreements. Each of Messrs. Lloreda, Abel and Hoefer shall have accepted the offers of employment with Niku.

               (n) Release Agreements. All employees of Alyanza not offered employment by Niku shall each have executed a Release Agreement in form and substance agreed to by Niku and such agreement shall remain in full force and effect.

        Section 8.3 Additional Conditions to Obligations of Alyanza. The obligation of Alyanza to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Alyanza:

               (a) Representations and Warranties. The representations and warranties of Niku and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Alyanza shall have received a certificate signed on behalf of Niku by the chief executive officer of Niku to such effect.

               (b) Performance of Obligations of Niku and Sub. Niku and Sub shall have performed in all material respects all obligations required to be performed by them under this

Agreement at or prior to the Closing Date; and Alyanza shall have received a certificate signed on behalf of Niku by the chief executive officer of Niku to such effect.

               (c) Opinion of Niku's Counsel. Alyanza shall have received an opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Niku, as to the matters attached hereto as Exhibit E.

               (d) No Material Adverse Change. Niku shall not have suffered any Material Adverse Change since the date of this Agreement.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

        Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

               (a) by mutual written consent of Niku and Alyanza;

               (b) by either Niku or Alyanza, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

               (c) by Niku or Alyanza, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

               (d) by Niku, by giving written notice to Alyanza, if the Closing shall not have occurred on or before December 14, 1998 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Niku of any representation, warranty, or covenant of Niku contained in this Agreement), provided that such date shall be automatically extended so long as Alyanza shall be expeditiously working to cure any breach of representation, warranty, or covenant identified by Niku pursuant to subsection (c) above;

               (e) by Alyanza, by giving written notice to Niku, if the Closing shall not have occurred on or before December 14, 1998 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Alyanza of any representation, warranty, or covenant of Alyanza contained in this Agreement), provided that such date shall be automatically extended so long as Niku shall be expeditiously working to cure any breach of representation, warranty, or covenant identified by Alyanza pursuant to subsection (c) above; or

               (f) by Niku, by giving written notice to Alyanza, if the required approvals of the shareholders of Alyanza contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of shareholders, duly convened therefor or at any adjournment thereof.

        Section 9.2 Effect of Termination. In the event of termination of this Agreement as Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Niku, Alyanza, Sub or their respective officers, directors, shareholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

        Section 9.3 Fees, Expenses and Other Payments. Except as provided for in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses if the Merger is not consummated.

                                    ARTICLE X

                           ESCROW AND INDEMNIFICATION

        Section 10.1  Indemnification; Limitation on Liability.

               (a) From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Alyanza Shareholders will, except as otherwise contemplated by the Indemnity Agreement, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Niku harmless against any loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "DAMAGES") that Niku has incurred by reason of (i) a breach by Alyanza of any representation, warranty, covenant or agreement of Alyanza contained in this Agreement, (ii) any failure by Alyanza or its shareholders to perform any of their obligations under the Agreement and
(iii) any claims brought by employees or consultants of Alyanza who were terminated prior to Closing provided that any such events occur or become known to Niku during the Escrow Period (as defined in Section 10.4 below).

               (b) Except as provided for in Section 2.2(b) and in the case of fraud, Niku's and Sub's sole remedy for any and all matters arising out of, or related to, this Agreement, shall be limited to the indemnification rights set forth in this Article X and the maximum aggregate amount of damages payable hereunder, shall be limited to the amounts contained in the Escrow Fund (as defined below).

        Section 10.2  Escrow Fund.

               (a) As security for the indemnities in Section 10. 1, as soon as practicable after the Effective Date, the Escrow Shares and the Escrow Cash shall be deposited with Chase Manhattan Bank and Trust Company, N.A. (or such other institution selected by Niku as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund (the "ESCROW FUND") and to be governed by the terms set forth in this Article X and in the Escrow Agreement.

Notwithstanding the foregoing, except in the case of fraud and non-payment of taxes (including without limitation breach of the representations and warranties contained in Article III hereof) which shall not be limited to claims against the Escrow Fund, the indemnification obligations of the Former Alyanza Shareholders pursuant to this Article X shall be limited to the amount and assets deposited and present in the Escrow Fund and Niku shall not be entitled to pursue any claims for indemnification under this Article X against the Former Alyanza Shareholders directly or personally and the sole recourse of Niku shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

               (b) In addition to the indemnity contemplated by subsection (a) above, Niku shall be entitled to be reimbursed out of the Escrow Fund for any damages (of whatever nature, punitive, treble or compensatory) it or the Surviving Corporation may be required to pay in satisfaction of any judgment or other order entered in any state or federal court or arbitration proceeding prior to the end of the Escrow Period based upon an Infringement Claim against Niku or the Surviving Corporation, whether or not the basis of such claim shall have been known to Alyanza as of the date hereof or as of the Effective Time. Payments required to be made by Niku or the Surviving Corporation in the form of cross-licensing or royalty payment or settlements with respect to any such claims shall not be considered reimbursable amounts under this subsection (b). For purposes hereof, an "INFRINGEMENT CLAIM" shall mean a claim in writing alleging, in whole or in part, that any of the Alyanza Products or the use or exploitation of any Alyanza Proprietary Rights in Alyanza's business at or prior to the Effective Time infringes upon on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including, without limitation, any patent, trade secret, copyright, trademark or trade name.

               (c) Notwithstanding the foregoing, the, Former Alyanza Shareholders shall have no liability under Section 10.1 and Niku may not receive any distributions from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.4 below) has been delivered to the Shareholders' Agent and to the Escrow Agent.

               (d) The Escrow Cash shall be invested by the Escrow Agent at the direction of the Shareholders' Agent while any such amount shall be held in the Escrow Fund, provided that such investments shall be limited to (i) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, (ii) certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus in excess of $50,000,000 and having a rating of "A" or better by a nationally recognized rating agency (a "QUALIFIED BANK"), with maturities of one year or less from the date of acquisition, (iii) shares of "money market funds," each having net assets in excess $50,000,000, or (iv) time deposits or demand deposits with any Qualified Bank.

        Section 10.3 Escrow Period. The Escrow Fund shall terminate 12 months after the Closing Date (the period from the Closing to such date referred to as the "ESCROW PERIOD"), provided, however, that that portion of the Escrow Fund, which, in the reasonable judgment of Niku, subject to the objection of the Shareholders' Agent and the subsequent resolution of the matter in the manner provided in Section 10.7 and except to the extent contemplated by Section 10.2(b), are necessary to satisfy any unsatisfied claims made prior to termination of the

Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

        Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Niku (an "OFFICER'S CERTIFICATE"):

                      (i) Stating the aggregate amount of Niku's Damages or an estimate thereof, in each case to the extent known or determinable at such time, and,

                      (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 10.7 hereof, deliver to Niku out of the Escrow Fund, as promptly as practicable, Escrow Cash and Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section
10.5 below. All claims for Damages to be paid hereunder shall be paid 50% in Escrow Cash and 50% in shares of Niku Common Stock, and following total depletion of the Escrow Cash shall be paid 100% in Escrow Shares. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

        Section 10.5 Valuation. For the purpose of compensating Niku for its Damages pursuant to this Agreement, the value per share of the Escrow Shares shall be the Fair Market Value per share of Common Stock of Niku (as determined by its Board of Directors).

        Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (as defined in Section
10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Cash and Escrow Shares pursuant to
Section 10.3 unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Cash and Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Niku prior to the expiration of such thirty (30) day period.

        Section 10.7  Resolution of Conflicts.

               (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Niku made in any Officer's Certificate, Niku shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Niku shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Niku should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow

Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Fund in accordance with the terms of the memorandum.

               (b) If no such agreement can be reached after good faith negotiation, either Niku or the Shareholders' Agent appropriate portion of may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Niku (on the one hand) and the Shareholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having Jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

        Section 10.8  Shareholders' Agent.

               (a) Felipe Lloreda shall be constituted and appointed as agent (the "SHAREHOLDERS' AGENT") for and on behalf of the Former Alyanza Shareholders to give and receive notices and communications, to authorize delivery to Niku of the Escrow Shares or Escrow Cash or other property from the Escrow Fund in satisfaction of claims by Niku, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. All actions of the Shareholders' Agent shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Niku. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Former Alyanza Shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent, as the case may be, while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Alyanza Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent arising out of or in connection with the acceptance or administration of his duties hereunder under this Agreement or the Escrow Agreement.

               (c) The Shareholders' Agent shall have reasonable access to information about Alyanza and Niku and the reasonable assistance of Alyanza's and Niku's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Alyanza or Niku to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        Section 10.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Former Alyanza Shareholders for whom shares of Niku Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Alyanza Shareholder, and the Escrow Agent and Niku may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Former Alyanza Shareholder. The Escrow Agent and Niku are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

        Section 10.10 Claims. In the event Niku becomes aware of a third-party claim which Niku believes may result in a demand against the Escrow Fund, Niku shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Former Alyanza Shareholders for whom shares of Niku Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Niku shall have the right in its sole discretion to settle any such claim; provided, however, that Niku may not affect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent have consented to any such settlement, the Shareholders' Agent shall have no power or authority to object to the amount of any claim by Niku against the Escrow Fund for indemnity with respect to such settlement.

                                   ARTICLE XI

                                  MISCELLANEOUS

        Section 11.1 Survival of Representations and Covenants. All representations, warranties, covenants and agreements of Alyanza contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Niku until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of Niku contained in this Agreement shall terminate as of the Effective Time, provided that the covenants and agreements contained in Section 9.3 shall survive the Closing and shall continue in full force and effect.

        Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)           if to Niku or Sub:

                      Niku Corporation
                      955-A Charter Street
                      Redwood City, CA 94022
                      Attention: Chief Executive Officer
                      Fax No: (650) 369-9298
                      Telephone No: (650) 369-9290

                      with a copy to:

                      Venture Law Group
                      A Professional Corporation
                      2800 Sand Hill Road
                      Menlo Park, California 94025
                             Attention: Joshua Pickus
                      Fax No: (650) 233-8386
                      Telephone No: (650) 854-4488

                      (b)    if to Alyanza:

                      Alyanza Software Corporation
                      1101 San Antonio Road
                      Suite 309
                      Mountain View, CA 94043
                             Attention: President
                      Fax No: (650) 965-1701
                      Telephone No: (650) 965-1721

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, CA 94304
                             Attention: John Goodrich
                      Fax No: (650) 493-6811
                      Telephone No: (650) 493-9300

        Section 11.3 Interpretation. When a reference made this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement they shall be deemed to be followed by the words "WITHOUT LIMITATION."

        Section 11.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) the Transaction Documents and the Investment Agreements (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the letter agreement previously entered into by the parties relating to exclusivity, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Alyanza employees) any rights or remedies hereunder.

        Section 11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

        Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 11.8 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Alyanza, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 11.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        Section 11.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, Niku, Sub and Alyanza have caused this Agreement and Plan of Reorganization to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     NIKU CORPORATION

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     NIKU ACQUISITION CORP.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     ALYANZA SOFTWARE CORPORATION

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     FELIPE LLOREDA, AS AN INDIVIDUAL

                                     -------------------------------------------


            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                                NIKU CORPORATION

                            NON-COMPETITION AGREEMENT

        This Non-Competition Agreement (the "Agreement") is made and entered into as of December ___, 1998, between Niku Corporation, a Delaware corporation (the "Company"), and ____________________ ("Covenantor").

                                    RECITALS

        This Agreement is entered into in connection with that certain Agreement and Plan of Reorganization dated as of December 10, 1998 (the "Agreement"), by and among the Company, Alyanza Software Corporation, a California corporation ("Target") and Niku Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"). Pursuant to the terms of the Agreement, Sub will be merged (the "Merge") with and into Target, with Target as the surviving entity.

        In order to induce the Company to consummate the Merger and as additional consideration for the consideration to be received by Covenantor in exchange for Covenantor's shares of Target's capital stock upon the consummation of the Merger, Covenantor is willing to enter into this Agreement.

                                    AGREEMENT

        The parties hereby agree as follows:

        1. EXPERIENCE AND SKILL OF COVENANTOR. As [an officer of Target, Covenantor has been actively involved in the management of Target's business and the development of Target's products] [since Target's inception] and has thereby acquired considerable experience and skill. The Company wishes to protect its investment in the business acquired pursuant to the Merger by restricting the activities of Covenantor which might compete with or otherwise harm such business, and, as part of the consideration and inducement to the Company for acquiring the business, Covenantor is willing to agree to and abide by such restrictions as hereinafter provided.

        2. COVENANT NOT TO COMPETE.

               (a) GENERAL. Covenantor acknowledges that Covenantor holds a substantial number of shares and/or options to acquire shares of the Common Stock of Target. Covenantor further acknowledges that the value of the consideration paid by the Company in connection with the Merger is substantial and that preservation of the goodwill associated with Target is a part of the consideration which the Company is receiving in the Merger in exchange for the Merger consideration. The Company desires that Covenantor enter into a non-competition agreement with the Company as set forth in this section and Covenantor is willing to agree to such non-competition provisions as set forth below. Target and Covenantor agree that such non-competition provisions are separately bargained-for consideration and are material inducements to the Company to enter into the Agreement. Accordingly, Covenantor and Target agree to the non-competition provisions set forth in this section.

               (b) NON-COMPETE. In connection with the Merger, Covenantor agrees that for a period of one (1) year following the closing of the Merger, Covenantor will not own, operate, manage, or provide consulting services to, or be an employee of, or own an interest or be a proprietor, owner, partner, stockholder, director, officer, employee, consultant, agent or representative of, a person, corporation, partnership or other entity, including, without limitation, a family member, which owns, operates, manages, or provides consulting services to, or in any other way provides services to, either directly or indirectly, any business or businesses engaged in the Restricted Business in a Restricted Territory (as such terms are defined below). Notwithstanding the foregoing, nothing contained in this Section 2 shall prohibit Covenantor from making investments in any corporation whose securities are regularly and publicly traded on a national stock exchange or the Nasdaq National Market, provided that such investments shall not result in his or her owning beneficially at any time more than 1% of the equity securities of any corporation (other than the Company) which is engaged in the Restricted Business.

               (c) CERTAIN DEFINITIONS. For purposes of this Section 2:

                      (i) "Restricted Business" shall mean the business engaged in by Target immediately prior to the Merger including, without limitation the development, distribution, and licensing of software application products for managing professional services organizations, specifically including applications for managing employee time records, resources, client projects and expenses.

                      (ii) "Restricted Territory" shall mean the counties, cities and states of the United States of America and each political subdivision.

               (d) SOLICITATION. For a period of two (2) years from the date of this Agreement, Covenantor shall not (i) engage or participate in any effort or act to solicit Target's associates, employees or consultants to cease doing business, or their association or employment with Target or (ii) interfere in any manner in the contractual or employment relationship between the Company or Target and any such associate, employee or consultant of the Company or Target.

               (e) SEVERABILITY. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth in this Agreement be enforced to the maximum degree permitted by applicable law.

               (f) REFORMATION. In the event that the provisions of this Section 2 should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be automatically reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

        3. CONFIDENTIALITY. Covenantor has not at any time prior to the date of this Agreement disclosed in any manner, or used for any purpose whatsoever, any Confidential Information (as defined below) except in the fulfillment of any of Covenantor's employment, fiduciary or similar obligations to Target. Covenantor will treat and hold as confidential (and not disclose or provide access to any person or entity) and refrain from using for any purpose whatsoever any information, regardless of format, relating to intellectual property of Target or to any product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client or consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans of Target or any other confidential or proprietary information with respect to Target (collectively, "Confidential Information"); provided that Covenantor shall not be liable hereunder for disclosure or use of any Confidential Information if such Confidential Information: (i) is within the public domain at the time it is disclosed or used or comes within the public domain as a result of a permissive disclosure or use by an unrelated third party without any responsibility or involvement of the Covenantor; or (ii) is disclosed pursuant to the written instructions of the Company.

        4. REPRESENTATIONS OF COVENANTOR. Covenantor represents that: (i) he or she is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) he or she is fully aware of his or her obligations under this Agreement, including, without limitation, the length of time, scope and geographic coverage of these covenants, and (iii) execution of this Agreement, and performance of Covenantor's obligations under this Agreement, will not conflict with, or result in a violation or breach of, any other agreement to which Covenantor is a party or any judgment, order or decree to which Covenantor is subject.

        5. BREACH. Covenantor acknowledges that in the event of a material or non-curable breach of any of the provisions of this Agreement by Covenantor, the Company or Target would sustain irreparable harm, and, therefore, Covenantor agrees that in addition to any other remedies which the Company or Target may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions restraining the Covenantor from committing or continuing any such violation of this Agreement.

        6. REASONABLENESS OF TERMS. The Covenantor acknowledges that the length, scope and geographic coverage to which the restrictions imposed in Section 2 above shall apply are fair and reasonable and are reasonably required for the protection of the Company and Target and that the definition of Restricted Business used in this Agreement conforms to the business in which Target is engaged at the date of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable by Judicial order for any reason, such action shall not affect the enforceability of the remaining provisions of this Agreement and, without limiting the foregoing, any such holdings shall in no event preclude the Company or Target from enforcing the provisions of this Agreement for such term, in such territory and to such extent not inconsistent with or prohibited by such judicial order. If the provisions of this Agreement should ever be deemed to exceed the time, scope or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable laws. The parties acknowledge that the Covenantor is receiving no consideration for entering into this Agreement in addition to the consideration being received by stockholders of Target who are not executing an Agreement similar to this Agreement. Accordingly, no amount shall be considered to be allocated to this Agreement for federal and state income tax purposes.

        7. USE OF NAME. From and after the date of this Agreement the Covenantor will not without the consent of the Company use or consent to or cooperate in the use of the name "Alyanza," or any similar names thereto in any business other than that of the Company.

        8. ADVICE OF LEGAL COUNSEL. Covenantor acknowledges and represents that, in executing this Agreement, he or she has consulted with counsel (or has affirmatively chosen not to do so) and is fully aware of his or her rights and obligations under this Agreement. This Agreement shall not be construed against any party by reason of its drafting or preparation.

        9. MISCELLANEOUS.

               (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this section shall be binding upon the parties and their respective successors and assigns.

               (b) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (c) GOVERNING LAW; JURISDICTION. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive Jurisdiction and venue of the state and federal courts of Santa Clara County, California.

               (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (f) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

               (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               (h) ENTIRE AGREEMENT. This Agreement and the documents referred to herein are the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

               (i) ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               (j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY THAT THE PARTIES MAY HAVE IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

               (k) THIRD-PARTY RELIANCE. The parties hereto do not intend to create any third-party beneficiaries of their agreement hereunder, and no person or entity other than such parties and their respective successors, heirs and permitted assigns shall have any rights under this Agreement.

               (l) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

               (m) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

               (n) DISPUTE RESOLUTION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by 3 arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. For any claims brought hereunder, the location of the arbitration shall be San Jose, California. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

        The parties have caused this Agreement to be executed as of the date first written above.

                                         NIKU CORPORATION

                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         Address:   955 - A Charter Street
                                                    Redwood City, CA 94022
                                         Fax No:    650-369-9298

                                         COVENANTOR



                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                                           (print)

                                         Address:
                                                 -------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         Fax No:
                                                --------------------------------

                                    EXHIBIT B

                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of December ___, 1998, by and among Niku Corporation, a Delaware corporation ("NIKU"), Alyanza Software Corporation, a California corporation ("ALYANZA"), Chase Manhattan Bank and Trust Company, N.A., as Escrow Agent ("ESCROW AGENT") and Felipe Lloreda, as Shareholders' Agent ("SHAREHOLDERS' AGENT") with respect to the shares of Niku capital stock and cash to be issued to the shareholders (collectively, the "HOLDERS") of Alyanza in the Merger (as defined below).

                                    RECITALS

        A. Niku, Alyanza and Niku Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Niku ("SUB"), have entered into a Agreement and Plan of Reorganization dated as of December 10, 1998 (the "MERGER AGREEMENT") pursuant to which Sub will merge with and into Alyanza (the "MERGER"), with Alyanza surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

        B. Section 2.2 of the Merger Agreement provides that at the Effective Time, the Niku will deposit in escrow (such deposit constituting the "ESCROW FUND") cash in the amount of $20,000 together with certificates representing 52,500 shares of Niku Common Stock issuable by Niku in the Merger, on a pro rata basis, in accordance with each Holder's percentage ownership of Alyanza Capital Stock immediately prior to the Merger. Such cash (the "ESCROW CASH") and such shares (the "ESCROW SHARES") shall be held as security for the Holders' indemnification obligations under Article X of the Merger Agreement. The Escrow Cash and the Escrow Shares are sometimes collectively referred to herein as the "ESCROW CONSIDERATION."

        C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Consideration will be deposited, held in, and disbursed from the Escrow Fund.

        NOW, THEREFORE, the parties to this Agreement agree as follows:

        1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the Escrow Consideration; and (b) hold such Escrow Consideration in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Article X of the Merger Agreement (which Article X is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "ESCROW PROVISIONS"). The Escrow Shares will include "ADDITIONAL ESCROW SHARES" as that term is defined in Section 2(c) of this Agreement.

        2. Deposit of Escrow Deposit: Release from Escrow.

               (a) Delivery of Escrow Consideration. As soon as practicable after the Effective Date, the Escrow Cash and the Escrow Shares will be delivered by Niku to the Escrow Agent. The Escrow Shares will be delivered in the form of one duly authorized stock certificate or certificates issued in the name of the Escrow Agent or its nominee. In the event Niku issues any Additional Escrow Shares, such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares.

               (b) Holders' Accounts. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "ACCOUNT") specifying the Escrow Consideration held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Consideration received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix I. Distributions in cash on account of the Escrow consideration will be held in a demand deposit or time deposit account with the Escrow Agent. Such investment shall earn interest at a rate tied to the average one month LIBOR less fifty (50) basis points. Such interest will be computed daily and credited to the account monthly. Any interest accrued thereon will be allocated and paid together with the Escrow consideration to which such distributions pertain.

               (c) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "CODE") ("ADDITIONAL ESCROW SHARES"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares. Each Holder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such Holder so long as such Escrow Shares are held in escrow, and Niku will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

               (d) Release. The Escrow Shares will be held by the Escrow Agent until required to be released to the Holders pursuant to Section 10.3 of the Merger Agreement, unless previously delivered to Niku pursuant to Section 10.4 of the Merger Agreement. Within five (5) business days after the applicable release condition is met, the Escrow Agent will deliver to each Holder the Escrow Consideration to be released on such date as identified by Niku and the Shareholders' Agent to the Escrow Agent in writing (which amount to be released shall have been reduced by any expenses incurred by the Shareholders' Agent in connection with services performed hereunder and under the Merger Agreement). Escrow Shares that are released will be in the form of stock certificate(s) issued in the name of such Holder. Escrow Consideration will be released to the respective Holders in accordance with their respective Accounts. Certificates representing Escrow Shares so issued will bear the legend contained in the Investment Agreement of each Holder. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the Fair Market Value per share of Common Stock of Niku (as determined by its Board of Directors). Within five (5) business days after written request from the Shareholders' Agent, Niku will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

                      (1) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                      (2) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

               (e) No Encumbrance. Except as provided in this Agreement, none of the Escrow Consideration or any beneficial interest in the Escrow Consideration may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Consideration by the Escrow Agent.

               (f) Power to Transfer Escrow Consideration. The Escrow Agent is granted the power to effect any transfer of Escrow Consideration contemplated by the Escrow Provisions. Niku will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

               (g) Reporting. Each Holder will provide the Escrow Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the joint written instructions of the Shareholders' Agent and Niku.

        3. Limitation of the Escrow Agent's Liability.

               (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. Anything in this Agreement to the contrary not withstanding, in no event shall the Escrow Agent be liable for special. indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

               (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to
Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Niku will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

        4.     Expenses.

               (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Niku upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a claim or claims by Niku made in an Officer's Certificate, will be paid 50% by Niku and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Niku and recovered as a claim hereunder out of the Escrow Fund. If Niku has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a) then the Escrow Agent will, upon demand by Niku, transfer to Niku Escrow Consideration having a value equal to such portion of fees and expenses, with Escrow Shares being valued at for this purpose at the Fair Market Value per share of Common Stock of Niku (as determined by its Board of Directors). In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto, jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

               (b) Shareholders' Agent and the Shareholders Committee. The Shareholders' Agent will not be entitled to receive any compensation in connection with the performance of their duties under this Agreement and the Merger Agreement. Any fees and expenses incurred by the Shareholders' Agent in connection with actions taken pursuant to the terms of the Escrow Provisions may be paid out of the Escrow Fund to the Shareholders' Agent after the satisfaction of all claims by Niku against such fund, with the Escrow Shares being valued for this purpose at the Fair Market Value per share of Common Stock of Niku (as determined by its Board of Directors). The Shareholders' Agent shall be required to submit to the Escrow Agent and Niku a notice containing the appropriate supporting documentation for any fees or expenses to be paid in connection with the performance of their duties hereunder. It is further understood that any corporation into which the Escrow Agent in its individual capacity may be merger or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty
(30) days' prior written notice of such a date when such resignation will take effect. Niku will designate a successor Escrow Agent prior to the expiration of such 30 day period by giving written notice to the Escrow Agent and the Shareholders' Agent. Niku may appoint a successor Escrow Agent with the consent of the Shareholders' Agent, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Fund to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

        6. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

        7. Incorporation by Reference of Article X. The parties agree that the terms of Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.

        8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Niku:

                      Niku Corporation
                      955-A Charter Street
                      Redwood City, CA 94022
                      Attention: Chief Executive Officer
                      Fax No: (650) 369-9298
                      Telephone No: (650) 369-9290
                      with a copy to:

                      Venture Law Group
                      A Professional Corporation
                      2800 Sand Hill Road
                      Menlo Park, California 94025
                             Attention: Joshua Pickus
                      Fax No: (650) 233-8386
                      Telephone No: (650) 854-4488

                      (b)    if to Alyanza:

                      Alyanza Software Corporation
                      110 1 San Antonio Road
                      Suite 309
                      Mountain View, CA 94043
                             Attention: President
                      Fax No: (650) 965-1701
                      Telephone No: (650) 965-1721

                      (c)    if to the Escrow Agent:

                      Chase Manhattan Bank and Trust Company, N.A.
                      101 California Street, Suite 2725
                      Attn: Corporate Trust Department
                      San Francisco, CA 94111
                      Fax No: (415) 693-8850
                      Telephone No: (415) 954-9561

                      (d)    if to the Shareholders' Agent:

                      Felipe Lloreda
                      4217 Malkay Drive
                      Palo Alto, CA 94306

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, CA 94304
                      Attention: John Goodrich.
                      Fax No.: (650)493-6811
                      Telephone No.: (650) 493-9300

        9.     General.

               (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement

               (b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

               (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

               (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

               (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

               (f) Amendment. This Agreement may be amended with the written consent of Niku, the Escrow Agent and the Shareholders' Agent, provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Niku and the Shareholders' Agent, Niku will appoint a successor Escrow Agent in accordance with Section 5.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by Niku, Alyanza, the Escrow Agent and the Shareholders' Agent.

                                            NIKU CORPORATION

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            ALYANZA SOFTWARE CORPORATION

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            ESCROW AGENT:

                                            CHASE MANHATTAN BANK AND TRUST
                                            COMPANY, N.A.

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            SHAREHOLDERS' AGENT:

                                            ------------------------------------

                                            ------------------------------------

                                   APPENDIX I

                          ARTICLE X OF MERGER AGREEMENT

                           ESCROW AND INDEMNIFICATION

        Section 10.1  Indemnification; Limitation on Liability.

               (c) From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Alyanza Shareholders will, except as otherwise contemplated by the Indemnity Agreement, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Niku harmless against any loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "DAMAGES") that Niku has incurred by reason of (i) a breach by Alyanza of any representation, warranty, covenant or agreement of Alyanza contained in this Agreement, (ii) any failure by Alyanza or its shareholders to perform any of their obligations under the Agreement and
(iii) any claims brought by employees or consultants of Alyanza who were terminated prior to Closing provided that any such events occur or become known to Niku during the Escrow Period (as defined in Section 10.4 below).

               (d) Except as provided for in Section 2.2(b) and in the case of fraud, Niku's and Sub's sole remedy for any and all matters arising out of, or related to, this Agreement, shall be limited to the indemnification rights set forth in this Article X and the maximum aggregate amount of damages payable hereunder, shall be limited to the amounts contained in the Escrow Fund (as defined below).

        Section 10.2  Escrow Fund.

               (a) As security for the indemnities in Section 10.1, as soon as practicable after the Effective Date, the Escrow Shares and the Escrow Cash shall be deposited with Chase Manhattan Bank and Trust Company, N.A. (or such other institution selected by Niku as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund (the "ESCROW FUND") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing, except in the case of fraud and non-payment of taxes (including without limitation breach of the representations and warranties contained in Article III hereof) which shall not be limited to claims against the Escrow Fund, the indemnification obligations of the Former Alyanza Shareholders pursuant to this Article X shall be limited to the amount and assets deposited and present in the Escrow Fund and Niku shall not be entitled to pursue any claims for indemnification under this Article X against the Fortner Alyanza Shareholders directly or personally and the sole recourse of Niku shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

               (b) In addition to the indemnity contemplated by subsection (a) above, Niku shall be entitled to be reimbursed out of the Escrow Fund for any damages (of whatever nature, punitive, treble or compensatory) it or the Surviving Corporation may be required to pay in satisfaction of any judgment or other order entered in any state or federal court or arbitration proceeding prior to the end of the Escrow Period based upon an Infringement Claim against Niku or the Surviving Corporation, whether or not the basis of such claim shall have been known to

Alyanza as of the date hereof or as of the Effective Time. Payments required to be made by Niku or the Surviving Corporation in the form of cross-licensing or royalty payment or settlements with respect to any such claims shall not be considered reimbursable amounts under this subsection (b). For purposes hereof, an "INFRINGEMENT CLAIM" shall mean a claim in writing alleging, in whole or in part, that any of the Alyanza Products or the use or exploitation of any Alyanza Proprietary Rights in Alyanza's business at or prior to the Effective Time infringes upon on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including, without limitation, any patent, trade secret, copyright, trademark or trade name.

               (c) Notwithstanding the foregoing, the Former Alyanza Stockholders shall have no liability under Section 10.1 and Niku may not receive any distributions from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.4 below) has been delivered to the Shareholders' Agent and to the Escrow Agent.

               (d) The Escrow Cash shall be invested by the Escrow Agent at the direction of the Shareholders' Agent while any such amount shall be held in the Escrow Fund, provided that such investments shall be limited to (i) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, (ii) certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus in excess of $50,000,000 and having a rating of "A" or better by a nationally recognized rating agency (a "QUALIFIED BANK"), with maturities of one year or less from the date of acquisition, (iii) shares of "money market funds," each having net assets in excess $50,000,000, or (iv) time deposits or demand deposits with any Qualified Bank.

        Section 10.3 Escrow Period. The Escrow Fund shall terminate 12 months after the Closing Date (the period from the Closing to such date referred to as the "ESCROW PERIOD"), provided, however, that that portion of the Escrow Fund, which, in the reasonable judgment of Niku, subject to the objection of the Shareholders' Agent and the subsequent resolution of the matter in the manner provided in Section 10.7 and except to the extent contemplated by Section 10.2(b), are necessary to satisfy any unsatisfied claims made prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

        Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Niku (an "OFFICER'S CERTIFICATE"):

                      (i) Stating the aggregate amount of Niku's Damages or an estimate thereof, in each case to the extent known or determinable at such time, and,

                      (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 10.7 hereof, deliver to Niku out of the Escrow Fund, as promptly as practicable, Escrow Cash and Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section
10.5 below.

All claims for Damages to be paid hereunder shall be paid 50% in Escrow Cash and 50% in shares of Niku Common Stock, and following total depletion of the Escrow Cash shall be paid 100% in Escrow Shares. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

        Section 10.5 Valuation. For the purpose of compensating Niku for its Damages pursuant to this Agreement, the value per share of the Escrow Shares shall be the Fair Market Value per share of Common Stock of Niku (as determined by its Board of Directors).

        Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (as defined in Section
10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Cash and Escrow Shares pursuant to
Section 10.3 unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Cash and Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Niku prior to the expiration of such thirty (30) day period.

        Section 10.7  Resolution of Conflicts.

               (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Niku made in any Officer's Certificate, Niku shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Niku shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Niku should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Fund in accordance with the terms of the memorandum.

               (b) If no such agreement can be reached after good faith negotiation, either Niku or the Shareholders' Agent appropriate portion of may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Niku (on the one hand) and the Shareholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

        Section 10.8  Shareholders' Agent.

               (a) Felipe Lloreda shall be constituted and appointed as agent (the "SHAREHOLDERS' AGENT") for and on behalf of the Former Alyanza Shareholders to give and receive notices and communications, to authorize delivery to Niku of the Escrow Shares or Escrow Cash or other property from the Escrow Fund in satisfaction of claims by Niku, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. All actions of the Shareholders' Agent shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Niku. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Former Alyanza Shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent, as the case may be, while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Alyanza Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent arising out of or in connection with the acceptance or administration of his duties hereunder under this Agreement or the Escrow Agreement.

               (c) The Shareholders' Agent shall have reasonable access to information about Alyanza and Niku and the reasonable assistance of Alyanza's and Niku's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Alyanza or Niku to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        Section 10.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Former Alyanza Shareholders for whom shares of Niku Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Alyanza Shareholder, and the Escrow Agent and Niku may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Former Alyanza Shareholder. The Escrow Agent and Niku are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

        Section 10.10 Claims. In the event Niku becomes aware of a third-party claim which Niku believes may result in a demand against the Escrow Fund, Niku shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Former Alyanza Shareholders for whom shares of Niku Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Niku shall have the right in its sole discretion to settle any such claim; provided, however, that Niku may not affect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent have consented to any such settlement, the Shareholders' Agent shall have no power or authority to object to the amount of any claim by Niku against the Escrow Fund for indemnity with respect to such settlement.

                                    EXHIBIT C

                              INVESTMENT AGREEMENT

        THIS INVESTMENT AGREEMENT (this "AGREEMENT") is entered into as of December 1998, among Niku Corporation, a Delaware corporation ("NIKU"), and the undersigned shareholder ("SHAREHOLDER") of Alyanza Software Corporation, a California corporation ("ALYANZA").

                                    RECITALS

        A. Niku, Alyanza and Niku Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Niku ("MERGER SUB"), have entered into an Agreement and Plan of Reorganization dated as of December 10, 1998 (the "MERGER AGREEMENT") pursuant to which Alyanza and Niku intend to enter into a business combination transaction in which Alyanza would be merged with and into Merger Sub (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement).

        B. In the Merger, outstanding shares of Alyanza capital stock, including any such shares owned by Shareholder, will be converted into the right to receive shares of Niku Common Stock (the "SHARES"), together with cash, subject to the terms of, and as set forth in, the Merger Agreement.

        C. The Shares to be received by Shareholder in the Merger will have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon the exemption from registration contained in Regulation D and/or Section 4(2) of the Securities Act.

        NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

        1. Acknowledgments by Shareholder. Shareholder acknowledges and understands that the representations, warranties and covenants by Shareholder set forth herein shall be relied upon by Niku, Alyanza, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Agreement and the Merger Agreement (including the Escrow Agreement attached thereto as Exhibit D) and has discussed the requirements of this Agreement with Shareholder's professional advisors to the extent Shareholder has deemed necessary,

        2. Shareholder's Representations. Shareholder represents, warrants and covenants that:

               (a) Acquire Solely for Own Account. The Shares to be received by Shareholder in the Merger will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Shareholder does not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Shares.

               (b) Restricted Securities. Shareholder understands that the Shares will be "restricted securities" under applicable federal and state securities laws. Accordingly Shareholder will not make any sale, transfer, or other disposition of Shares unless (i) such sale, transfer, or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of Shares, or (iii) such distribution of Shares has been registered under the Securities Act. Shareholder has no present intention to sell or otherwise dispose of the Shares and is acquiring such Shares for investment and not with a view to resale or distribution.

               (c)    Information Concerning Niku and Alyanza.

                      (i) Shareholder, either alone or together with his or its purchaser representative (the "PURCHASER REPRESENTATIVE"), has had the opportunity to ask questions of, and obtain any additional information reasonably available to Niku and Alyanza with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and Shareholder, either alone or together with the Purchaser Representative, has received all such information as Shareholder or the Purchaser Representative deems necessary and appropriate to enable Shareholder, either alone or together with the Purchaser Representative, to evaluate the risks and merits of the Merger and the Shares.

                      (ii) If Shareholder has retained a Purchaser
Representative, Shareholder has been informed in writing by the Purchaser Representative of any material relationship between the Purchaser Representative and its affiliates and Niku and its affiliates that currently exists, that is understood to be contemplated or has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship, and has, to the extent necessary to evaluate the risks and merits of the Merger, relied upon the advice of the Purchaser Representative in connection with the Merger;

                      (iii) Shareholder acknowledges he or she has previously received (A) a copy of the Merger Agreement (together with all exhibits thereto), (B) a copy of Niku's latest Balance Sheet and Income Statement, each dated November 30, 1998.

               (d) Economic Risk. Shareholder, either alone or together with the Purchaser Representative, can look after Shareholder's financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger; and is able to acquire the Shares without impairing Shareholder's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Shareholder's investment. Shareholder has not been organized solely for the purpose of acquiring the Shares.

               (e) Accredited Investor Status. Shareholder is _____/is not _____ [please check one of the two choices] an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act. A copy of the definition of "accredited investor" for this purpose is attached to this Agreement as Annex A.

        3. Restrictions on and Procedure for Sales.

               (a) Legend. Shareholder understands that all certificates representing Shares deliverable to Shareholder pursuant to the Merger shall, until the occurrence of one of the events referred to below, bear a legend substantially as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THE INVESTMENT AGREEMENT DATED AS OF DECEMBER , 1998 BETWEEN THE HOLDER OF THIS CERTIFICATE AND NIKU CORPORATION, A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY NIKU CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

        Niku, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares that are required to bear such legend.

        4. Access to Information. Shareholder acknowledges that Niku has made available all such information as the shareholder has requested.

        5. Additional Provisions Regarding Indemnification, Escrow and Termination of Agreements. Shareholder approves and agrees to be bound by all provisions of Section 2.2 and Article X of the Merger Agreement and the Escrow Agreement attached as Exhibit D to the Merger Agreement. Without limiting the generality of the foregoing, Shareholder consents and agrees to the appointment of Shareholders' Agent pursuant to Article X of the Merger Agreement and to the indemnification obligations provided for in Section 10.8(b) of the Merger Agreement.

        6. Miscellaneous.

               (a) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               (b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               (c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

               (d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

               (e) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

        Executed as of the date shown on the first page of this Agreement.

                                        NIKU CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        SHAREHOLDER

                                        By:
                                           -------------------------------------

                                        Name of Shareholder:
                                                            --------------------
                                        Name of Signatory (if
                                        different from name of
                                        Shareholder):
                                                     ---------------------------

                                        Title of Signatory

                                        (if applicable):
                                                        ------------------------

Number of shares beneficially owned by Shareholder:

Common Stock
                 ----------------
Preferred Stock
                 ----------------

                                     ANNEX A

                        DEFINITION OF ACCREDITED INVESTOR

ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

               (1) Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in
                      Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                      (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                      Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (2)    Any private business development company as defined in
                      Section 202(a)(22) of the Investment Advisers Act of 1940;

               (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,0000,000;

               (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (7) Any trust with total assets in excess of S5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

               (8) Any entity in which all of the equity owners are accredited investors.

                                    EXHIBIT D

                 SUBJECT MATTER OF OPINION OF COUNSEL TO ALYANZA

                            [Intentionally Omitted]

                                    EXHIBIT E

                  SUBJECT MATTER OF OPINION OF COUNSEL TO NIKU

                            [Intentionally Omitted]